UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  May 12, 2009

PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego, CA 92121
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

    On May 11, 2009, Jose Luis Laparte, President and member of the Board of Directors of PriceSmart, Inc. (the “Company”), entered into a pre-arranged stock trading plan established in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934 (“Rule 10b5-1”) and the Company’s policies regarding stock transactions.  Mr. Laparte holds options to purchase 100,000 shares of the Company’s common stock, 50,000 of which will expire on February 1, 2010 and 50,000 of which will expire on May 13, 2010. Under the terms of the 10b5-1 plan, Mr. Laparte may sell up to 10,000 shares of the Company’s common stock per month, during the ten-month period beginning in July 2009. The plan will terminate on May 13, 2010.  Mr. Laparte entered into the 10b5-1 plan to effect the orderly exercise and sale of these securities as part of a long-term strategy to gradually diversify his investments in a disciplined manner.

Certain other executive officers of the Company have also entered into trading plans established in accordance with Rule 10b5-1 and the Company’s policies regarding stock transactions.  On February 4, 2009, John M. Heffner, Executive Vice President and Chief Financial Officer, entered into a 10b5-1 plan pursuant to which he may sell up to 3,200 shares of the Company’s common stock per month beginning in March 2009 and ending in December 2009, at which time the plan will terminate.  As of the date of the plan, Mr. Heffner held options to purchase 32,000 shares of the Company’s common stock which will expire on December 31, 2009.  On February 25, 2009, Robert M. Gans, Executive Vice President, Secretary and General Counsel, entered into a 10b5-1 plan pursuant to which he may sell up to 30,000 shares of the Company’s common stock beginning in May 2009 and ending in January 2010, at which time the plan will terminate.  As of the date of the plan, Mr. Gans held options to purchase 30,000 shares of the Company’s common stock which will expire on February 2, 2010. On February 12, 2009, Thomas D. Martin, Executive Vice President, Merchandising, entered into a 10b5-1 plan pursuant to which he may sell up to 12,500 shares of the Company’s common stock beginning in March 2009 and ending in January 2010, at which time the plan will terminate.  As of the date of the plan, Mr. Martin held options to purchase 12,500 shares of the Company’s common stock which will expire on February 2, 2010. Messrs. Heffner, Gans and Martin entered into their respective 10b5-1 plans to effect the orderly exercise and sale of the shares covered by their plans as part of a long-term strategy to gradually diversify their  investments in a disciplined manner.

           Rule 10b5-1 permits individuals who are not aware of material, non-public information to establish prearranged plans to sell company stock under specified conditions and times.  Any sales executed on behalf of  Messrs. Laparte, Heffner, Gans or Martin will be disclosed publicly through Form 144 and/or Form 4 filings with the Securities and Exchange Commission.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2009	PRICESMART, INC.
	By:	/s/ JOHN M. HEFFNER
John M. Heffner Chief Financial Officer